Exhibit 99.1

Press Release

For immediate release

Company contact: Jennifer Martin, Vice President-Investor Relations, 303-312-8155

Bill Barrett Corporation Announces Upcoming Investor Events

DENVER – December 4, 2014 – Bill Barrett Corporation (NYSE: BBG) announced today that management plans to participate in upcoming investor events. An updated investor presentation to be used at the following events will be posted on the Company’s website at www.billbarrettcorp.com at 5:00 p.m. Mountain time on Tuesday, December 9, 2014.

Chief Executive Officer and President Scot Woodall will present at the Wells Fargo 2014 Energy Symposium on Wednesday, December 10, 2014 at 8:45 a.m. Eastern time. The event is webcast.

Mr. Woodall will also present at the Capital One Securities 9th Annual Energy Conference on Thursday, December 11, 2014 at 2:00 p.m. Central time. The event is webcast.

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, develops oil and natural gas in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.